UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2015

The New York Times Company

(Exact name of registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Eighth Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of The New York Times Company (the “Company”) was held on May 6, 2015. At the annual meeting, the Company’s stockholders voted on three proposals and cast their votes as follows:

Proposal Number 1 — Election of directors

The stockholders (with Class A and Class B common stockholders voting separately) elected all of management’s nominees for election as directors. The results of the vote taken were as follows:

Directors	For	Withheld	Broker Non-Vote

(Vote results of Class A common stockholders)
Robert E. Denham	133,465,677	7,916,044	10,157,692
Dara Khosrowshahi	140,425,777	955,944	10,157,692
Brian P. McAndrews	133,116,376	8,265,345	10,157,692
Doreen A. Toben	133,423,904	7,957,817	10,157,692
Rebecca Van Dyck	133,830,170	7,551,551	10,157,692

(Vote results of Class B common stockholders)
Raul E. Cesan	770,596	5,355	13,475
Michael Golden	764,086	11,865	13,475
Steven B. Green	770,596	5,355	13,475
Carolyn D. Greenspon	770,596	5,355	13,475
Joichi Ito	770,596	5,355	13,475
James A. Kohlberg	770,596	5,355	13,475
Ellen R. Marram	764,086	11,865	13,475
Arthur Sulzberger, Jr.	764,086	11,865	13,475
Mark Thompson	764,086	11,865	13,475

Proposal Number 2 — Advisory vote to approve executive compensation

The Class B common stockholders approved the advisory resolution on the compensation of the Company’s named executive officers. The results of the vote taken were as follows:

For	Against	Abstain	Broker Non-Vote
764,026	11,865	60	13,475

Proposal Number 3 — Ratification of the selection of Ernst & Young LLP as auditors

The stockholders (with Class A and Class B common stockholders voting together) ratified the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP, an independent registered public accounting firm, as auditors of the Company for the fiscal year ending December 27, 2015. The results of the vote taken were as follows:

For	Against	Abstain	Broker Non-Vote
151,714,509	428,963	185,367	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: May 6, 2015	By:	/s/ Diane Brayton
Diane Brayton
Secretary and Assistant General Counsel